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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

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                                   FORM 8-K

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                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 1997
                                                 --------------

                             DART GROUP CORPORATION
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             (Exact name of registrant as specified in its charter)

           Delaware                           0-1946                   53-0242973
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 (State or other jurisdiction               (Commission              (I.R.S. Employer
       of incorporation)                    File Number)            Identification No.)

                 3300 75th Avenue, Landover, Maryland                 20785
                 ------------------------------------               ---------
                 (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (301) 731-1200

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         (Former name or former address, if changed since last report).


         The total number of sequentially numbered pages is 9.

         The exhibit index appears on page 7.

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Item 1.  Changes in Control of Registrant

         The discussion under Item 5 of this Current Report on Form 8-K is incorporated herein by reference.


Item 5.  Other Events

         On April 21, 1997, Dart Group Corporation ("Dart") reached a conditional settlement agreement in principle with Herbert H. Haft, Dart's founder and its present Chairman and Chief Executive Officer. If the settlement contemplated by the agreement in principle is implemented, Herbert Haft, 76, would retire from his positions as Chairman of Dart and its three major operating subsidiaries: Shoppers Food Warehouse Corp., Trak Auto Corporation and Crown Books Corporation. Mr. Haft also would relinquish his claim to voting control of Dart if the settlement is implemented. A press release announcing the conditional settlement agreement is incorporated by reference and attached hereto as Exhibit 99.1.

         Among other things, the agreement in principle is conditioned on Dart's entering into a supplemental settlement with Ronald Haft and a comprehensive settlement with Gloria, Robert and Linda Haft. Negotiations with respect to these related settlements are currently underway. Current settlement discussions contemplate that Dart would pay approximately $50 million in connection with these other proposed settlements and that Robert, Gloria and Linda Haft would relinquish their equity interests in Dart and its subsidiaries and certain real estate interests. There can be no assurance that such settlements will be reached or as to the terms or timing of any settlement, if one occurs.

         The April 21, 1997 letter agreement between Dart and Herbert Haft sets forth the settlement terms to which Dart is prepared to agree in principle, subject to the negotiation and execution of a definitive settlement agreement satisfactory to Dart in its sole discretion. Dart's willingness to enter into an agreement on these terms is also subject to its receipt of advice from Wasserstein Perella & Co. satisfactory to Dart that the proposed transaction is fair to Dart and that adequate financing will be available at closing.

         Principal terms set forth in the letter agreement include the following:

         Payments to Herbert Haft. Total payments to Herbert Haft of approximately $42,000,000, as follows:

         - $11,619,274 of escrowed funds tendered to Herbert Haft in October 1995 in repayment of Ronald Haft's 1993 note to Herbert Haft. Herbert Haft also would receive

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               $700,000 of accrued interest in escrow account, which would require a separate agreement between Herbert Haft and Ronald
               Haft.

         -     $11,120,000 additional cash from Dart at closing.

         - $9,250,000 from Dart on January 31, 1998, or upon earlier sale for cash (whether through an asset sale, stock sale, merger or other similar transaction) of Shoppers Food Warehouse Corp. ("Shoppers"), in whole or in substantial part, or of Trak Auto Corporation ("Trak") or Crown Books Corporation ("Crown") in whole. Simple interest would be payable monthly on unpaid amount at 5% beginning the later of August 1, 1997 or the closing date.

         - $9,300,000 from Dart, payable in three installments of $3,100,000 each on the first, second and third anniversaries of closing (with simple interest on unpaid amount at 5% from the later of August 1, 1997 or the closing date payable with principal installments), subject to acceleration of any unpaid installment(s) upon the sale for cash (whether through an asset sale, stock sale, merger or other similar transaction) of Shoppers, in whole or in substantial part, or of Trak or Crown in whole. Alternatively, Dart could elect to pay in cash at closing an amount equal to the present value (calculated at a 10% discount rate) of these $9,300,000 deferred payments.

         - Dart's full recourse post-closing payment obligations set forth above would be secured by a first priority pledge of Trak shares owned by Dart.

         Transfers and Benefits to Dart.

         - At closing, Herbert Haft would transfer to Dart 122,747 Class A shares, free of liens, including shares now pledged for a loan by First Union, and would also transfer to Dart his claim to all Class A shares that are subject to conflicting ownership claims among members of the Haft family.

         - At closing, Herbert Haft would relinquish all options to purchase stock of Dart, Trak and Crown and any claims to co-investment or other rights with respect to Total Beverage, Shoppers, Dart/SFW Corp. or SFW Holding Corp.

         - Herbert Haft's employment agreement would terminate effective as of closing, with no further obligation by Dart thereunder, and Herbert Haft would resign all

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               director and officer positions with Dart and its affiliates.
               Prior to closing Dart would continue Herbert Haft's base salary and benefits provided for in his employment agreement, but would not be obligated to pay any bonus. Herbert Haft would be subject to the same non-interference covenants that Ronald Haft agreed to in his October 1995 settlement with Dart.

         - Herbert Haft would cooperate fully and promptly (including voting in favor of) and not interfere with the amended plans of reorganization for the 75th Avenue/wooded lot and Bridgeview warehouses approved by Ronald Haft and Dart, which may become effective prior to the closing of the settlement. At closing, Herbert Haft would transfer to Dart all of his right, title and interest in any Dart warehouse/office building properties (i.e., Pennsy I, II, III and III addition and Ontario, Cal.; 75th Avenue/wooded lot and Bridgeview, Ill., if plans of reorganization have not theretofore become effective) and would cooperate fully and promptly with the implementation of Dart's October 1995 settlement with Ronald Haft with respect to these properties. Dart would at closing receive a power of attorney from Herbert Haft for this limited purpose, which power of attorney would be in form and substance mutually satisfactory to both Dart and Herbert Haft.

         - At closing, Herbert Haft's claim to a proxy to vote Dart Class B shares would be extinguished.

         - At the closing, Herbert Haft would deliver a general release to Dart, Shoppers, Trak, Crown, Total Beverage, and all of their respective affiliates, directors and officers.

         Conditions.

         - Dart's and Herbert Haft's obligation to close the settlement would be subject to the simultaneous closing of a comprehensive settlement between Dart and Gloria, Robert and Linda Haft (the "GRL Settlement") and a supplemental settlement between Dart and Ronald Haft (the "Supplemental RSH Settlement"), on terms satisfactory to the Board of Directors of Dart.

         - Herbert Haft has agreed in the letter agreement not to object to or interfere in any way with, and has agreed to provide any consents that may be reasonably requested by Dart in connection with, any financing, stock sale, asset sale or other similar transactions by Dart and/or any of its subsidiaries after approval by a majority of the members of the Board of Directors of Dart, Shoppers,





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               Trak or Crown, provided that such transaction does not close before May 15, 1997.

         -     Dart would make a secured $10 million loan (guaranteed by Ronald
               Haft) to the "Retained Partnership," which would own and pledge 100% of the equity interests in the Sully Plaza, Maryland City and Rolling Valley shopping centers owned indirectly by Herbert Haft and Ronald Haft (the "$10 Million Loan"). The Hafts' 50% interest in Shoppers' headquarters building in Lanham, Maryland would also be pledged as collateral. Dart's obligation to make the $10 Million Loan would be subject to the negotiation by Dart and Ronald Haft of definitive loan terms and documentation satisfactory to Dart in its sole discretion and the completion by Dart of due diligence.

         The letter agreement provides that the closing of the settlement would occur upon Final Court Approval, subject to delay of up to 90 days after Final Court Approval to enable Dart to arrange financing for the settlement and for the GRL Settlement, the Supplemental RSH Settlement and the $10 Million Loan. "Final Court Approval" would include, without limitation, (1) final and non-appealable action by the Delaware Court of Chancery or the Delaware Supreme Court approving all of the terms of the settlement, terminating certain putative derivative actions pending in the Delaware Chancery Court with respect to Dart and Crown and approving the October 1995 settlement between Dart and Ronald Haft and the Supplemental RSH Settlement, and (2) final and non-appealable action by the U.S. Bankruptcy Court approving the effectiveness of Chapter 11 plans of reorganization for certain real estate entitites owned by Herbert Haft and members of his family.

         The letter agreement provides that either party will be entitled to terminate the settlement agreement prior to closing if Final Court Approval has not been obtained by November 30, 1997.

         The letter agreement states that it will terminate upon the earlier of the execution and delivery by Dart and Herbert Haft of a definitive settlement agreement or May 9, 1997. If the letter agreement terminates without the execution and delivery of a definitive settlement agreement, it provides that neither party will have any liability to the other for breach thereof; provided, however, that if the failure of either party to proceed in good faith to enter into a settlement agreement consistent with the letter causes injury to the other party, such party may seek actual damages not to exceed $3,000,000 in the aggregate.





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Item 7.  Financial Statements and Exhibits

         Exhibit 99.1 Press Release, dated April 22, 1997, of Dart Group Corporation


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DART GROUP CORPORATION



                                        By:      MARK A. FLINT
                                                 ---------------------------
                                                 Mark A. Flint
                                                 Senior Vice President and
                                                  Chief Financial Officer
Date:  April 25, 1997





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                             DART GROUP CORPORATION

                                    Form 8-K

                                 Exhibit Index


         Exhibit 99.1 Press Release, dated April 22, 1997, of Dart Group Corporation





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